Exhibit 4.1.1

CAPITALSOURCE INC.,
as Issuer,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

CAPITALSOURCE HOLDINGS INC.,
as Guarantor,

CAPITALSOURCE FINANCE LLC,
as Guarantor

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 18, 2004

TO

INDENTURE

DATED AS OF MARCH 19, 2004

        FIRST SUPPLEMENTAL INDENTURE dated as of October 18, 2004, by and among CapitalSource Inc., a Delaware corporation (hereinafter called the “Company”), as issuer, CapitalSource Holdings Inc., a Delaware corporation (formerly known as CapitalSource Holdings LLC prior to its conversion to corporate status pursuant to §265 of the General Corporation Law of the State of Delaware and §18-216 of the Delaware Limited Liability Company Act, hereinafter called "Holdings”), CapitalSource Finance LLC, a Delaware limited liability company (hereinafter called “Finance,” and together with Holdings, the “Guarantors” and each a “Guarantor”), each having its principal office at 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, and U.S. Bank National Association, as trustee hereunder (hereinafter called the “Trustee”).

        WHEREAS, the Company has heretofore executed and delivered an indenture dated as of March 19, 2004 (the “Original Indenture”), by and among the Company, the Guarantors and the Trustee, pursuant to which the Company has issued $225,000,000 aggregate principal amount of Senior Convertible Debentures due 2034 (the “Debentures”) and the Guarantors have executed and delivered their guarantees of the Debentures (the “Guarantees”); and

        WHEREAS, Section 10.01 of the Original Indenture provides that, without the consent of any Holder of a Debenture, the Company, the Guarantors and the Trustee may amend or supplement the Original Indenture to make any change to cure any ambiguity or correct any error in the Original Indenture; and

        WHEREAS, all conditions to the entering of this First Supplemental Indenture have been satisfied; and

        WHEREAS, the Company, the Guarantors and the Trustee desire to enter into this First Supplemental Indenture to effect the amendments to the Original Indenture;

        NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of other valuable consideration, the receipt whereof is hereby acknowledged, it is hereby covenanted, declared and agreed by and between the parties hereto, for the benefit of Holders of the Debentures, as follows:

SECTION 1.

DEFINITIONS

        Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Indenture.

SECTION 2.

EFFECTIVENESS OF AMENDMENTS

        Upon the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors and the Trustee, this First Supplemental Indenture shall become effective and the

Original Indenture and the Debentures and Guarantees issued thereunder shall be amended and supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every holder of Debentures authenticated and delivered under the Original Indenture shall be bound hereby.

SECTION 3.

AMENDMENTS TO THE INDENTURE

         SECTION 3.1 Amendments to Article 14. Article 14 of the Original Indenture is hereby amended as follows:

                (a) The second sentence of Section 14.03(b) of the Original Indenture is hereby amended and restated to read as follows:

In such case, the Company will not send individual notices of its election to satisfy the Conversion Obligation in cash, if applicable, and the applicable Conversion Settlement Distribution will be computed in the same matter as set forth in clause (a) above except that the Cash Settlement Averaging Period shall be the five consecutive Trading Days ending on the third Trading Day prior to the Conversion Date and settlement (in cash or shares) will occur on the third Business Day following the Conversion Date.

                (b) Section 14.03(c) of the Original Indenture is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary in this Indenture, at any time prior to Stated Maturity, the Company may irrevocably elect, in its sole discretion without the consent of Debentureholders, by notice to the Trustee and the Debentureholders, to satisfy in cash 100% of the principal amount of the Debentures converted after the date of such election pursuant to the following procedures. Upon any conversion made following the date of any such election, settlement dates will be determined in the same manner as set forth above in clauses (a) and (b) of this Section 14.03, and settlement amounts will be determined as set forth in the next two succeeding sentences. The Company will deliver to holders surrendering Debentures for conversion a cash amount equal to the lesser of (1) the amount of the Conversion Settlement Distribution calculated in accordance with clause (a)(ii) of this Section 14.03, or (2) 100% of the principal amount of Debentures surrendered for conversion (the “Face Amount”). In addition, if the amount of the Conversion Settlement Distribution calculated in accordance with clause (a)(ii) of this Section 14.03 exceeds the Face Amount, the Company will deliver to holders surrendering Debentures for conversion either cash in the amount of such excess or, at the Company’s option, a number of shares of Common Stock equal to the excess, if any, of (A) the number of shares equal to (i) the aggregate principal amount of Debentures to be converted divided by 1,000, multiplied by (ii) the Conversion Rate, over (B) the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 1/7th (or 1/5th, as applicable) of the Face Amount, divided by (y) the Last Reported

Sale Price of the Common Stock, plus cash for any fractional shares pursuant to Section 14.04.

SECTION 4.

MISCELLANEOUS

          SECTION 4.1 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

          SECTION 4.2 No Other Amendments. Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof.

          SECTION 4.3 Provisions Binding on the Company’s Successors. All the covenants, stipulations, promises and agreements contained in this First Supplemental Indenture made by the Company and the Guarantors shall bind their successors and assigns whether so expressed or not.

          SECTION 4.4 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE).

          SECTION 4.5 Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

CAPITALSOURCE INC., as Issuer
By: Name: Title:	/s/ Steven A. Museles Steven A. Museles Senior Vice President
CAPITALSOURCE HOLDINGS INC., as Guarantor
By: Name: Title:	/s/ Steven A. Museles Steven A. Museles Senior Vice President
CAPITALSOURCE FINANCE LLC, as Guarantor
By: Name: Title:	/s/ Steven A. Museles Steven A. Museles Senior Vice President
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: Name: Title:	/s/ Lori Anne Rosenberg Lori Anne Rosenberg Assistant Vice President

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